Exhibit 99.1
PCB Bancorp Reports Earnings for Q4 2025 and Full Year 2025
Los Angeles, California - January 29, 2026 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank (the “Bank”), today reported net income available to common shareholders of $9.1 million, or $0.64 per diluted common share, for the fourth quarter of 2025, compared with $11.3 million, or $0.78 per diluted common share, for the previous quarter and $6.7 million, or $0.46 per diluted common share, for the year-ago quarter. For 2025, net income available to common shareholders was $37.2 million, or $2.58 per diluted common share, compared with $25.0 million, or $1.74 per diluted common share, for the previous year.
Q4 2025 and Full Year Highlights
•Net income available to common shareholders totaled $9.1 million, or $0.64 per diluted common share, for the current quarter and $37.2 million, or $2.58 per diluted common share, for the current year;
•Provision (reversal) for credit losses was $1.0 million for the current quarter compared with $(381) thousand for the previous quarter and $2.0 million for the year-ago quarter. For the current year, provision for credit losses was $4.0 million compared with $3.4 million for the previous year;
•Allowance for Credit Losses (“ACL”) on loans to loans held-for-investment ratio was 1.18% at December 31, 2025 compared with 1.20% at September 30, 2025, and 1.16% at December 31, 2024;
•Net interest income was $26.6 million for the current quarter compared with $27.0 million for the previous quarter and $23.2 million for the year-ago quarter. Net interest margin was 3.28% for the current quarter compared with 3.28% for the previous quarter and 3.18% for the year-ago quarter. For the current year, net interest income and net interest margin were $103.9 million and 3.29%, respectively, compared with $88.6 million and 3.17%, respectively, for the previous year;
•Gain on sale of loans was $648 thousand for the current quarter compared with $1.6 million for the previous quarter and $1.2 million for the year-ago quarter. For the current year, gain on sale of loans was $4.6 million compared with $3.8 million for the previous year;
•Total assets were $3.28 billion at December 31, 2025, a decrease of $81.7 million, or 2.4%, from $3.36 billion at September 30, 2025, but an increase of $217.8 million, or 7.1%, from $3.06 billion at December 31, 2024;
•Loans held-for-investment were $2.82 billion at December 31, 2025, an increase of $67.9 million, or 2.5%, from $2.75 billion at September 30, 2025, and an increase of $191.0 million, or 7.3%, from $2.63 billion at December 31, 2024; and
•Total deposits were $2.80 billion at December 31, 2025, a decrease of $118.1 million, or 4.1%, from $2.91 billion at September 30, 2025, but an increase of $179.6 million, or 6.9%, from $2.62 billion at December 31, 2024.
Henry Kim, President and CEO, commented, “We are pleased to report fourth quarter net income of $9.1 million or $0.64 per diluted share and for the full year 2025, net income of $37.2 million or $2.58 per diluted share.
Our total loan growth for the quarter was $70 million or 10% on an annualized basis as we continue to experience strong loan demand. Deposit decreased $118 million for the quarter due to a reduction of $100 million in brokered deposits and $18 million in retail deposits. Retail deposit balance decreased primarily because we intentionally did not compete with marketplace deposit rates that remain elevated despite recent FOMC rate cuts.
However, despite the elevated deposit rates in our marketplace and recent interest rate cuts that decreased the yield on our variable loan portfolio, we effectively maintained our net interest margin at 3.28% during the fourth quarter. Additionally, expenses were well-controlled, and the credit quality remained solid.”
Mr. Kim continued, “Heading into 2026, even with the backdrop of ongoing geopolitical tensions and domestic conflicts, our loan pipeline remains strong.”

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Year Ended
	12/31/2025	9/30/2025	% Change	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Net income	$9,235	$11,412	(19.1)%	$7,030	31.4%	$37,453	$25,810	45.1%
Net income available to common shareholders	$9,148	$11,326	(19.2)%	$6,684	36.9%	$37,153	$24,976	48.8%
Diluted earnings per common share (“EPS”)	$0.64	$0.78	(17.9)%	$0.46	39.1%	$2.58	$1.74	48.3%

Net interest income	$26,627	$26,978	(1.3)%	$23,164	14.9%	$103,878	$88,617	17.2%
Provision (reversal) for credit losses	1,024	(381)	NA	2,002	(48.9)%	4,028	3,401	18.4%
Noninterest income	2,545	3,414	(25.5)%	3,043	(16.4)%	11,836	11,093	6.7%
Noninterest expense	15,026	14,869	1.1%	13,894	8.1%	59,198	60,023	(1.4)%

Return on average assets (“ROAA”) (1)	1.11%	1.35%		0.94%		1.15%	0.90%
Return on average shareholders’ equity (“ROAE”) (1)	9.45%	11.92%		7.69%		9.93%	7.26%
Return on average tangible common equity (“ROATCE”) (1),(2)	11.40%	14.46%		9.02%		12.07%	8.72%
Net interest margin (1)	3.28%	3.28%		3.18%		3.29%	3.17%
Efficiency ratio (3)	51.51%	48.92%		53.02%		51.16%	60.20%

($ in thousands, except per share data)	12/31/2025	9/30/2025	% Change	12/31/2024	% Change
Total assets	$3,281,771	$3,363,506	(2.4)%	$3,063,971	7.1%
Net loans held-for-investment	2,787,019	2,719,554	2.5%	2,598,759	7.2%
Total deposits	2,795,412	2,913,502	(4.1)%	2,615,791	6.9%
Book value per common share (4)	$27.41	$26.93		$25.30
TCE per common share (2)	$22.55	$22.09		$20.49
Tier 1 leverage ratio (consolidated)	11.89%	11.57%		12.45%
Total shareholders’ equity to total assets	11.88%	11.43%		11.87%
TCE to total assets (2), (5)	9.78%	9.38%		9.62%

(1)Ratios for the three months ended periods are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)Calculated by dividing total shareholders’ equity by the number of outstanding common shares.
(5)The Company had no intangible asset component for the presented periods.

Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2025	9/30/2025	% Change	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Interest income/expense on
Loans	$45,648	$46,193	(1.2)%	$42,309	7.9%	$180,345	$164,301	9.8%
Investment securities	1,516	1,474	2.8%	1,388	9.2%	5,860	5,328	10.0%
Other interest-earning assets	2,701	3,804	(29.0)%	2,622	3.0%	11,331	11,188	1.3%
Total interest-earning assets	49,865	51,471	(3.1)%	46,319	7.7%	197,536	180,817	9.2%
Interest-bearing deposits	23,197	23,995	(3.3)%	22,927	1.2%	92,261	90,487	2.0%
Borrowings	41	498	(91.8)%	228	(82.0)%	1,397	1,713	(18.4)%
Total interest-bearing liabilities	23,238	24,493	(5.1)%	23,155	0.4%	93,658	92,200	1.6%
Net interest income	$26,627	$26,978	(1.3)%	$23,164	14.9%	$103,878	$88,617	17.2%
Average balance of
Loans	$2,810,897	$2,784,148	1.0%	$2,538,310	10.7%	$2,757,090	$2,445,080	12.8%
Investment securities	156,819	152,084	3.1%	147,943	6.0%	151,653	144,455	5.0%
Other interest-earning assets	250,215	327,637	(23.6)%	207,234	20.7%	247,358	203,279	21.7%
Total interest-earning assets	$3,217,931	$3,263,869	(1.4)%	$2,893,487	11.2%	$3,156,101	$2,792,814	13.0%
Interest-bearing deposits	$2,311,423	$2,326,170	(0.6)%	$1,986,901	16.3%	$2,241,953	$1,892,944	18.4%
Borrowings	4,011	43,109	(90.7)%	17,946	(77.6)%	30,619	31,033	(1.3)%
Total interest-bearing liabilities	$2,315,434	$2,369,279	(2.3)%	$2,004,847	15.5%	$2,272,572	$1,923,977	18.1%
Total funding (1)	$2,853,402	$2,910,522	(2.0)%	$2,548,818	12.0%	$2,804,998	$2,463,240	13.9%
Annualized average yield/cost of
Loans	6.44%	6.58%		6.63%		6.54%	6.72%
Investment securities	3.84%	3.85%		3.73%		3.86%	3.69%
Other interest-earning assets	4.28%	4.61%		5.03%		4.58%	5.50%
Total interest-earning assets	6.15%	6.26%		6.37%		6.26%	6.47%
Interest-bearing deposits	3.98%	4.09%		4.59%		4.12%	4.78%
Borrowings	4.06%	4.58%		5.05%		4.56%	5.52%
Total interest-bearing liabilities	3.98%	4.10%		4.59%		4.12%	4.79%
Net interest margin	3.28%	3.28%		3.18%		3.29%	3.17%
Cost of total funding (1)	3.23%	3.34%		3.61%		3.34%	3.74%
Supplementary information
Net accretion of discount on loans	$746	$563	32.5%	$645	15.7%	$2,791	$2,782	0.3%
Net amortization of deferred loan fees	$255	$433	(41.1)%	$295	(13.6)%	$1,368	$1,214	12.7%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Loans. The decreases in average yield for the current quarter compared with the previous and year-ago quarters were primarily due to decreases in market rates and net amortization of deferred loan fees, partially offset by an increase in net accretion of discount on loans. The decrease in average yield for the current year compared with the previous year was primarily due to a decrease in market rates, partially offset by an increase in net amortization of deferred loan fees.
The following table presents a composition of total loans by interest rate type accompanied by the weighted-average contractual rates as of the dates indicated:

	12/31/2025		9/30/2025		12/31/2024
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	17.5%	5.60%	18.2%	5.60%	17.4%	5.23%
Hybrid rate loans	39.7%	5.57%	39.5%	5.51%	37.3%	5.27%
Variable rate loans	42.8%	6.93%	42.3%	7.38%	45.3%	7.63%

Investment Securities. The increases for the current quarter and year compared with the same periods of 2024 were primarily due to higher yields on newly purchased investment securities.
Other Interest-Earning Assets. The decreases for the current quarter and year were primarily due to a decrease in average interest rate on cash held at the Federal Reserve Bank, partially offset by an increase in dividends received on Federal Home Loan Bank (“FHLB”) stock.
Interest-Bearing Deposits. The decreases in average cost for the current quarter and year were primarily due to a decrease in market rates.
Provision (reversal) for credit losses
The following table presents a composition of provision for credit losses for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2025	9/30/2025	% Change	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Provision (reversal) for credit losses on loans	$791	$(428)	NA	$2,044	(61.3)%	$3,675	$3,488	5.4%
Provision (reversal) for credit losses on off-balance sheet credit exposure	233	47	395.7%	(42)	NA	353	(87)	NA
Total provision (reversal) for credit losses	$1,024	$(381)	NA	$2,002	(48.9)%	$4,028	$3,401	18.4%

The provision for credit losses on loans for the current quarter was primarily due to an increase in loans held-for-investment.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2025	9/30/2025	% Change	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Gain on sale of loans	$648	$1,617	(59.9)%	$1,161	(44.2)%	$4,617	$3,752	23.1%
Service charges and fees on deposits	416	377	10.3%	404	3.0%	1,540	1,545	(0.3)%
Loan servicing income	741	719	3.1%	861	(13.9)%	2,945	3,365	(12.5)%
Bank-owned life insurance (“BOLI”) income	271	259	4.6%	246	10.2%	1,030	949	8.5%
Other income	469	442	6.1%	371	26.4%	1,704	1,482	15.0%
Total noninterest income	$2,545	$3,414	(25.5)%	$3,043	(16.4)%	$11,836	$11,093	6.7%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2025	9/30/2025	% Change	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Gain on sale of SBA loans
Sold loan balance	$13,201	$29,017	(54.5)%	$24,518	(46.2)%	$85,770	$71,057	20.7%
Premium received	769	1,852	(58.5)%	1,910	(59.7)%	5,579	5,747	(2.9)%
Gain recognized	648	1,617	(59.9)%	1,161	(44.2)%	4,617	3,752	23.1%
Gain on sale of residential mortgage loans
Sold loan balance	$—	$—	—%	$—	—%	$—	$676	(100.0)%
Gain recognized	—	—	—%	—	—%	—	—	—%

Loan Servicing Income. The Company services SBA loans and certain residential property loans sold to the secondary market. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2025	9/30/2025	% Change	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Loan servicing income
Servicing income received	$1,254	$1,247	0.6%	$1,255	(0.1)%	$5,025	$5,130	(2.0)%
Servicing assets amortization	(513)	(528)	(2.8)%	(394)	30.2%	(2,080)	(1,765)	17.8%
Loan servicing income	$741	$719	3.1%	$861	(13.9)%	$2,945	$3,365	(12.5)%
Underlying loans at end of period	$502,408	$518,309	(3.1)%	$523,797	(4.1)%	$502,408	$523,797	(4.1)%

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2025	9/30/2025	% Change	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Salaries and employee benefits	$9,339	$9,293	0.5%	$8,417	11.0%	$36,551	$35,661	2.5%
Occupancy and equipment	2,202	2,372	(7.2)%	2,198	0.2%	9,242	9,117	1.4%
Professional fees	834	541	54.2%	752	10.9%	2,808	3,408	(17.6)%
Marketing and business promotion	607	669	(9.3)%	582	4.3%	2,116	1,886	12.2%
Data processing	351	333	5.4%	205	71.2%	1,334	1,499	(11.0)%
Director fees and expenses	224	223	0.4%	227	(1.3)%	898	906	(0.9)%
Regulatory assessments	389	373	4.3%	322	20.8%	1,464	1,256	16.6%
Other expense	1,080	1,065	1.4%	1,191	(9.3)%	4,785	6,290	(23.9)%
Total noninterest expense	$15,026	$14,869	1.1%	$13,894	8.1%	$59,198	$60,023	(1.4)%

Salaries and Employee Benefits. The increase for the current quarter compared with the year-ago quarter was primarily due to increases in salaries, bonus accrual, group insurance and stock compensation expenses. The increase for the current year compared with the previous year was primarily due to increases in bonus accrual, group insurance and stock compensation expenses, partially offset by an increase in direct loan origination cost, which offsets and defers the recognition of salaries and benefits expense. The number of full-time equivalent employees was 264, 270 and 262 as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
Professional Fees. The increase for the current quarter compared with the previous quarter was primarily due to increases in professional fees related internal audit and loan review. The decrease for the current year compared with the previous year was primarily due to other professional fees related to a core system conversion that was completed in April 2024 for the previous year, partially offset by professional fees related to evaluating the accounting for a preferred stock purchase option for the current year.
Marketing and Business Promotion. The increase for the current quarter and year compared with the same periods of 2024 were primarily due to an increase in advertising.
Data Processing. The increase for the current quarter compared with the year-ago quarter was primarily due to one-time new relationship credit recognized during the year-ago quarter from the core system conversion completed in April 2024. The decrease for the current year compared with the previous year was primarily due to a decrease in overall service charges after the core system conversion, partially offset by the one-time new relationship credit recognized during the previous year.
Other Expense. The decrease for the current year compared with the previous year was primarily due to a termination charge for the legacy core system of $508 thousand and an expense of $815 thousand for a reimbursement for an SBA loan guarantee previously paid by the SBA on a loan originated in 2014 that subsequently defaulted and was ultimately determined to be ineligible for the SBA guaranty during the previous year, partially offset by the impairment on operating lease assets of $238 thousand and contingent accrual for legal settlements of $217 thousand for the current year.

Balance Sheet (Unaudited)
Total assets were $3.28 billion at December 31, 2025, a decrease of $81.7 million, or 2.4%, from $3.36 billion at September 30, 2025, but an increase of $217.8 million, or 7.1%, from $3.06 billion at December 31, 2024. The decrease for the current quarter was primarily due to a decrease in cash and cash equivalents, partially offset by an increases in loans held-for-investment. The increase for the current year was primarily due to increases in loans held-for-investment and cash and cash equivalents.
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment) as of the dates indicated:

($ in thousands)	12/31/2025	9/30/2025	% Change	12/31/2024	% Change
Commercial real estate:
Commercial property	$1,071,396	$1,039,965	3.0%	$940,931	13.9%
Business property	638,063	639,596	(0.2)%	595,547	7.1%
Multifamily	175,579	172,098	2.0%	194,220	(9.6)%
Construction	18,561	25,911	(28.4)%	21,854	(15.1)%
Total commercial real estate	1,903,599	1,877,570	1.4%	1,752,552	8.6%
Commercial and industrial	508,662	465,424	9.3%	472,763	7.6%
Consumer:
Residential mortgage	401,337	401,653	(0.1)%	392,456	2.3%
Other consumer	6,802	7,867	(13.5)%	11,616	(41.4)%
Total consumer	408,139	409,520	(0.3)%	404,072	1.0%
Loans held-for-investment	2,820,400	2,752,514	2.5%	2,629,387	7.3%
Loans held-for-sale	12,077	9,634	25.4%	6,292	91.9%
Total loans	$2,832,477	$2,762,148	2.5%	$2,635,679	7.5%

SBA loans included in:
Loans held-for-investment	$146,549	$151,766	(3.4)%	$146,940	(0.3)%
Loans held-for-sale	$12,077	$9,634	25.4%	$6,292	91.9%

ACL on loans	$33,381	$32,960	1.3%	$30,628	9.0%
ACL on loans to loans held-for-investment	1.18%	1.20%		1.16%

The increase in loans held-for-investment for the current quarter was primarily due to new funding of term loans of $209.3 million and net increase of lines of credit of $3.1 million, partially offset by pay-downs and pay-offs of term loans of $144.1 million and charge-offs of $381 thousand. The increase for the current year was primarily due to new funding of term loans of $652.4 million, partially offset by pay-downs and pay-offs of term loans of $443.9 million, net decrease of lines of credit of $16.2 million, and charge-offs of $1.3 million.
The increase in loans held-for-sale for the current quarter was primarily due to new funding of $16.0 million, partially offset by sales of $13.2 million and pay-downs of $395 thousand. The increase for the current year period was primarily due to new funding of $92.2 million, partially offset by sales of $85.8 million and pay-downs of $643 thousand.

The following table presents a composition of off-balance sheet credit exposure as of the dates indicated:

($ in thousands)	12/31/2025	9/30/2025	% Change	12/31/2024	% Change
Commercial property	$11,344	$13,772	(17.6)%	$8,888	27.6%
Business property	7,569	10,740	(29.5)%	11,058	(31.6)%
Construction	5,229	7,688	(32.0)%	14,423	(63.7)%
Commercial and industrial	342,593	373,560	(8.3)%	364,731	(6.1)%
Other consumer	1,347	1,357	(0.7)%	1,475	(8.7)%
Total commitments to extend credit	368,082	407,117	(9.6)%	400,575	(8.1)%
Letters of credit	7,330	7,074	3.6%	6,795	7.9%
Total off-balance sheet credit exposure	$375,412	$414,191	(9.4)%	$407,370	(7.8)%

Credit Quality
The following table presents a summary of non-performing loans and assets, and classified assets as of the dates indicated:

($ in thousands)	12/31/2025	9/30/2025	% Change	12/31/2024	% Change
Nonaccrual loans
Commercial real estate:
Commercial property	$1,403	$1,448	(3.1)%	$1,851	(24.2)%
Business property	938	962	(2.5)%	2,336	(59.8)%
Total commercial real estate	2,341	2,410	(2.9)%	4,187	(44.1)%
Commercial and industrial	161	378	(57.4)%	79	103.8%
Consumer:
Residential mortgage	5,403	5,370	0.6%	403	1,240.7%
Other consumer	5	—	NA	24	(79.2)%
Total consumer	5,408	5,370	0.7%	427	1,166.5%
Total nonaccrual loans held-for-investment	7,910	8,158	(3.0)%	4,693	68.5%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%
Non-performing loans (“NPLs”)	7,910	8,158	(3.0)%	4,693	68.5%
NPLs held-for-sale	—	—	—%	—	—%
Total NPLs	7,910	8,158	(3.0)%	4,693	68.5%
Other real estate owned (“OREO”)	—	—	—%	—	—%
Non-performing assets (“NPAs”)	$7,910	$8,158	(3.0)%	$4,693	68.5%
Loans past due and still accruing
Past due 30 to 59 days	$943	$1,548	(39.1)%	$4,599	(79.5)%
Past due 60 to 89 days	12	—	NA	303	(96.0)%
Past due 90 days or more	—	—	—%	—	—%
Total loans past due and still accruing	$955	$1,548	(38.3)%	4,902	(80.5)%
Special mention loans	$6,435	$6,477	(0.6)%	$5,034	27.8%
Classified assets
Classified loans held-for-investment	$9,159	$10,172	(10.0)%	$6,930	32.2%
Classified loans held-for-sale	—	—	—%	—	—%
OREO	—	—	—%	—	—%
Classified assets	$9,159	$10,172	(10.0)%	$6,930	32.2%
NPLs to loans held-for-investment	0.28%	0.30%		0.18%
NPAs to total assets	0.24%	0.24%		0.15%
Classified assets to total assets	0.28%	0.30%		0.23%

Allowance for Credit Losses
The following table presents activity in ACL for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2025	9/30/2025	% Change	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
ACL on loans
Balance at beginning of period	$32,960	$33,554	(1.8)%	$28,930	13.9%	$30,628	$27,533	11.2%
Charge-offs	(381)	(454)	(16.1)%	(395)	(3.5)%	(1,308)	(691)	89.3%
Recoveries	11	288	(96.2)%	49	(77.6)%	386	298	29.5%
Provision (reversal) for credit losses on loans	791	(428)	NA	2,044	(61.3)%	3,675	3,488	5.4%
Balance at end of period	$33,381	$32,960	1.3%	$30,628	9.0%	$33,381	$30,628	9.0%
ACL on off-balance sheet credit exposure
Balance at beginning of period	$1,310	$1,263	3.7%	$1,232	6.3%	$1,190	$1,277	(6.8)%
Provision (reversal) for credit losses on off-balance sheet credit exposure	233	47	395.7%	(42)	NA	353	(87)	NA
Balance at end of period	$1,543	$1,310	17.8%	$1,190	29.7%	$1,543	$1,190	29.7%

Investment Securities
Total investment securities were $160.0 million at December 31, 2025, an increase of $9.7 million, or 6.5%, from $150.3 million at September 30, 2025 and an increase of $13.7 million, or 9.3%, from $146.3 million at December 31, 2024.
The increase for the current quarter was primarily due to purchases of $16.8 million and a fair value increase of $759 thousand, partially offset by principal pay-downs of $7.8 million and net premium amortization of $38 thousand. The increase for the current year was primarily due to purchases of $31.7 million and a fair value increase of $6.3 million, partially offset by principal pay-downs of $24.2 million and net premium amortization of $146 thousand.
Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	12/31/2025		9/30/2025		12/31/2024
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$555,645	19.9%	$551,312	18.9%	$547,853	20.9%
Interest-bearing deposits
Savings	6,077	0.2%	5,287	0.2%	5,765	0.2%
NOW	13,928	0.5%	13,411	0.5%	13,761	0.5%
Retail money market accounts	656,069	23.4%	650,675	22.2%	447,360	17.1%
Brokered money market accounts	1	0.1%	1	0.1%	1	0.1%
Retail time deposits of
$250,000 or less	574,519	20.6%	580,300	19.9%	493,644	18.9%
More than $250,000	648,633	23.1%	671,516	23.1%	605,124	23.1%
State and brokered time deposits	340,540	12.2%	441,000	15.1%	502,283	19.2%
Total interest-bearing deposits	2,239,767	80.1%	2,362,190	81.1%	2,067,938	79.1%
Total deposits	$2,795,412	100.0%	$2,913,502	100.0%	$2,615,791	100.0%

Estimated total deposits not covered by deposit insurance	$1,270,159	45.4%	$1,275,127	43.8%	$1,036,451	39.6%

Total retail deposits were $2.45 billion at December 31, 2025, a decrease of $17.6 million, or 0.7%, from $2.47 billion at September 30, 2025, but an increase of $341.4 million, or 16.2%, from $2.11 billion at December 31, 2024.
The decrease in retail time deposits for the current quarter was primarily due to matured and closed accounts of $433.7 million, partially offset by new accounts of $65.8 million, renewals of the matured accounts of $328.0 million and balance increases of $11.3 million. The increase for the current year was primarily due to new accounts of $460.6 million, renewals of the matured accounts of $1.17 billion and balance increases of $43.1 million, partially offset by matured and closed accounts of $1.55 billion.
Liquidity
The following table presents a summary of the Company’s liquidity position as of the dates indicated:

($ in thousands)	12/31/2025	12/31/2024	% Change
Cash and cash equivalents	$207,142	$198,792	4.2%
Cash and cash equivalents to total assets	6.3%	6.5%

Available borrowing capacity
FHLB advances	$840,607	$722,439	16.4%
Federal Reserve Discount Window	841,563	586,525	43.5%
Overnight federal funds lines	65,000	50,000	30.0%
Total	$1,747,170	$1,358,964	28.6%
Total available borrowing capacity to total assets	53.2%	44.4%

Shareholders’ Equity
Shareholders’ equity was $390.0 million at December 31, 2025, an increase of $5.5 million, or 1.4%, from $384.5 million at September 30, 2025, and an increase of $26.2 million, or 7.2%, from $363.8 million at December 31, 2024. The increase for the current quarter was primarily due to net income, a decrease in accumulated other comprehensive loss of $553 thousand and proceeds from stock option exercises of $611 thousand, partially offset by repurchases of common stock of $2.1 million, cash dividends declared on common stock of $2.9 million and preferred stock dividends of $87 thousand. The increase for the current year was primarily due to net income, a decrease in accumulated other comprehensive loss of $4.5 million and proceeds from stock option exercises of $2.3 million, partially offset by repurchases of common stock of $7.1 million, cash dividends declared on common stock of $11.5 million and preferred stock dividends of $300 thousand.
Stock Repurchases
During the current year, the Company repurchased and retired 358,251 shares of common stock at a weighted-average price of $19.82, totaling $7.1 million. During the previous year, the Company repurchased and retired 14,947 shares of common stock at a weighted-average price of $14.88, totaling $222 thousand. As of December 31, 2025, the Company is authorized to purchase 219,526 additional shares under its current stock repurchase program, which expires on July 31, 2026.
Series C Preferred Stock
The Company began paying quarterly dividends on the Series C Preferred Stock in the second quarter of 2024. Preferred stock dividends were $87 thousand and $300 thousand for the current quarter and year, respectively. For the year-ago quarter and previous year, preferred stock dividends were $346 thousand and $834 thousand, respectively.
Capital Ratios
The following table presents capital ratios for the Company and the Bank as of the dates indicated:

	12/31/2025	9/30/2025	12/31/2024	Well Capitalized Minimum Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	11.46%	11.52%	11.44%	6.50%
Total capital (to risk-weighted assets)	15.13%	15.24%	15.24%	10.00%
Tier 1 capital (to risk-weighted assets)	13.89%	14.00%	14.04%	8.00%
Tier 1 capital (to average assets)	11.89%	11.57%	12.45%	5.00%
PCB Bank
Common tier 1 capital (to risk-weighted assets)	13.49%	13.61%	13.72%	6.5%
Total capital (to risk-weighted assets)	14.72%	14.85%	14.92%	10.0%
Tier 1 capital (to risk-weighted assets)	13.49%	13.61%	13.72%	8.0%
Tier 1 capital (to average assets)	11.55%	11.25%	12.16%	5.0%

About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact on the Company and its customers resulting from any adverse developments in real estate markets, inflation levels and interest rates; the impact of governmental monetary policy; any material weaknesses in the Company’s internal control over financial reporting that we have identified or may identify; the impacts of sanctions, tariffs and other trade policies of the United States and its global trading partners and tensions related to the same; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; the ability of the Company to manage liquidity; changes in the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber-security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; litigation costs and outcomes; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, wildfires and other disasters, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings the Company makes with the SEC, which are available without charge at the SEC’s website (http://www.sec.gov) and on the investor relations section of the Company’s website at www.mypcbbank.com. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	12/31/2025	9/30/2025	% Change	12/31/2024	% Change
Assets
Cash and due from banks	$25,319	$24,366	3.9%	$27,100	(6.6)%
Interest-bearing deposits in other financial institutions	181,823	345,132	(47.3)%	171,692	5.9%
Total cash and cash equivalents	207,142	369,498	(43.9)%	198,792	4.2%
Securities available-for-sale, at fair value	160,009	150,279	6.5%	146,349	9.3%
Loans held-for-sale	12,077	9,634	25.4%	6,292	91.9%
Loans held-for-investment	2,820,400	2,752,514	2.5%	2,629,387	7.3%
Allowance for credit losses on loans	(33,381)	(32,960)	1.3%	(30,628)	9.0%
Net loans held-for-investment	2,787,019	2,719,554	2.5%	2,598,759	7.2%
Premises and equipment, net	8,194	8,604	(4.8)%	8,280	(1.0)%
Federal Home Loan Bank and other bank stock	14,978	14,978	—%	14,042	6.7%
Bank-owned life insurance	32,796	32,525	0.8%	31,766	3.2%
Deferred tax assets, net	9,210	7,164	28.6%	7,249	27.1%
Servicing assets	5,627	5,883	(4.4)%	5,837	(3.6)%
Operating lease assets	17,158	17,136	0.1%	17,254	(0.6)%
Accrued interest receivable	10,669	10,829	(1.5)%	10,466	1.9%
Other assets	16,892	17,422	(3.0)%	18,885	(10.6)%
Total assets	$3,281,771	$3,363,506	(2.4)%	$3,063,971	7.1%
Liabilities
Deposits
Noninterest-bearing demand	$555,645	$551,312	0.8%	$547,853	1.4%
Savings, NOW and money market accounts	676,075	669,374	1.0%	466,887	44.8%
Time deposits of $250,000 or less	855,059	961,299	(11.1)%	935,927	(8.6)%
Time deposits of more than $250,000	708,633	731,517	(3.1)%	665,124	6.5%
Total deposits	2,795,412	2,913,502	(4.1)%	2,615,791	6.9%
Other short-term borrowings	—	—	—%	15,000	(100.0)%
Federal Home Loan Bank advances	34,000	—	NA	—	NA
Operating lease liabilities	18,996	18,961	0.2%	18,671	1.7%
Accrued interest payable and other liabilities	43,337	46,542	(6.9)%	50,695	(14.5)%
Total liabilities	2,891,745	2,979,005	(2.9)%	2,700,157	7.1%
Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	69,141	69,141	—%	69,141	—%
Common stock	139,256	140,580	(0.9)%	143,195	(2.8)%
Retained earnings	186,485	180,189	3.5%	160,797	16.0%
Accumulated other comprehensive loss, net	(4,856)	(5,409)	(10.2)%	(9,319)	(47.9)%
Total shareholders’ equity	390,026	384,501	1.4%	363,814	7.2%
Total liabilities and shareholders’ equity	$3,281,771	$3,363,506	(2.4)%	$3,063,971	7.1%

Outstanding common shares	14,230,428	14,277,164		14,380,651
Book value per common share (1)	$27.41	$26.93		$25.30
TCE per common share (2)	$22.55	$22.09		$20.49
Total loan to total deposit ratio	101.33%	94.81%		100.76%
Noninterest-bearing deposits to total deposits	19.88%	18.92%		20.94%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company had no intangible equity components for the presented periods.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Year Ended
	12/31/2025	9/30/2025	% Change	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Interest and dividend income
Loans, including fees	$45,648	$46,193	(1.2)%	$42,309	7.9%	$180,345	$164,301	9.8%
Investment securities	1,516	1,474	2.8%	1,388	9.2%	5,860	5,328	10.0%
Other interest-earning assets	2,701	3,804	(29.0)%	2,622	3.0%	11,331	11,188	1.3%
Total interest income	49,865	51,471	(3.1)%	46,319	7.7%	197,536	180,817	9.2%
Interest expense
Deposits	23,197	23,995	(3.3)%	22,927	1.2%	92,261	90,487	2.0%
Other borrowings	41	498	(91.8)%	228	(82.0)%	1,397	1,713	(18.4)%
Total interest expense	23,238	24,493	(5.1)%	23,155	0.4%	93,658	92,200	1.6%
Net interest income	26,627	26,978	(1.3)%	23,164	14.9%	103,878	88,617	17.2%
Provision (reversal) for credit losses	1,024	(381)	NA	2,002	(48.9)%	4,028	3,401	18.4%
Net interest income after provision (reversal) for credit losses	25,603	27,359	(6.4)%	21,162	21.0%	99,850	85,216	17.2%
Noninterest income
Gain on sale of loans	648	1,617	(59.9)%	1,161	(44.2)%	4,617	3,752	23.1%
Service charges and fees on deposits	416	377	10.3%	404	3.0%	1,540	1,545	(0.3)%
Loan servicing income	741	719	3.1%	861	(13.9)%	2,945	3,365	(12.5)%
BOLI income	271	259	4.6%	246	10.2%	1,030	949	8.5%
Other income	469	442	6.1%	371	26.4%	1,704	1,482	15.0%
Total noninterest income	2,545	3,414	(25.5)%	3,043	(16.4)%	11,836	11,093	6.7%
Noninterest expense
Salaries and employee benefits	9,339	9,293	0.5%	8,417	11.0%	36,551	35,661	2.5%
Occupancy and equipment	2,202	2,372	(7.2)%	2,198	0.2%	9,242	9,117	1.4%
Professional fees	834	541	54.2%	752	10.9%	2,808	3,408	(17.6)%
Marketing and business promotion	607	669	(9.3)%	582	4.3%	2,116	1,886	12.2%
Data processing	351	333	5.4%	205	71.2%	1,334	1,499	(11.0)%
Director fees and expenses	224	223	0.4%	227	(1.3)%	898	906	(0.9)%
Regulatory assessments	389	373	4.3%	322	20.8%	1,464	1,256	16.6%
Other expense	1,080	1,065	1.4%	1,191	(9.3)%	4,785	6,290	(23.9)%
Total noninterest expense	15,026	14,869	1.1%	13,894	8.1%	59,198	60,023	(1.4)%
Income before income taxes	13,122	15,904	(17.5)%	10,311	27.3%	52,488	36,286	44.7%
Income tax expense	3,887	4,492	(13.5)%	3,281	18.5%	15,035	10,476	43.5%
Net income	9,235	11,412	(19.1)%	7,030	31.4%	37,453	25,810	45.1%
Preferred stock dividends	87	86	1.2%	346	(74.9)%	300	834	(64.0)%
Net income available to common shareholders	$9,148	$11,326	(19.2)%	$6,684	36.9%	$37,153	$24,976	48.8%
Earnings per common share
Basic	$0.64	$0.79		$0.47		$2.59	$1.75
Diluted	$0.64	$0.78		$0.46		$2.58	$1.74
Average common shares
Basic	14,133,086	14,201,054		14,254,584		14,204,468	14,242,057
Diluted	14,235,867	14,325,956		14,406,756		14,279,130	14,342,361

Dividend paid per common share	$0.20	$0.20		$0.18		$0.80	$0.72
ROAA (1)	1.11%	1.35%		0.94%		1.15%	0.90%
ROAE (1)	9.45%	11.92%		7.69%		9.93%	7.26%
ROATCE (1), (2)	11.40%	14.46%		9.02%		12.07%	8.72%
Efficiency ratio (3)	51.51%	48.92%		53.02%		51.16%	60.20%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	12/31/2025			9/30/2025			12/31/2024
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,810,897	$45,648	6.44%	$2,784,148	$46,193	6.58%	$2,538,310	$42,309	6.63%
Mortgage-backed securities	126,147	1,227	3.86%	120,226	1,167	3.85%	113,231	1,030	3.62%
Collateralized mortgage obligation	19,064	184	3.83%	19,957	197	3.92%	21,819	228	4.16%
SBA loan pool securities	4,338	36	3.29%	4,686	41	3.47%	6,253	62	3.94%
Municipal bonds (2)	2,480	22	3.52%	2,411	22	3.62%	2,440	21	3.42%
Corporate bonds	4,790	47	3.89%	4,804	47	3.88%	4,200	47	4.45%
Other interest-earning assets	250,215	2,701	4.28%	327,637	3,804	4.61%	207,234	2,622	5.03%
Total interest-earning assets	3,217,931	49,865	6.15%	3,263,869	51,471	6.26%	2,893,487	46,319	6.37%
Noninterest-earning assets
Cash and due from banks	24,539			23,539			23,639
ACL on loans	(32,873)			(33,548)			(28,833)
Other assets	98,231			100,728			92,348
Total noninterest-earning assets	89,897			90,719			87,154
Total assets	$3,307,828			$3,354,588			$2,980,641
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$683,325	6,073	3.53%	$612,527	5,698	3.69%	$479,238	4,479	3.72%
Savings	5,329	3	0.22%	5,519	3	0.22%	5,952	4	0.27%
Time deposits	1,622,769	17,121	4.19%	1,708,124	18,294	4.25%	1,501,711	18,444	4.89%
Total interest-bearing deposits	2,311,423	23,197	3.98%	2,326,170	23,995	4.09%	1,986,901	22,927	4.59%
Other borrowings	4,011	41	4.06%	43,109	498	4.58%	17,946	228	5.05%
Total interest-bearing liabilities	2,315,434	23,238	3.98%	2,369,279	24,493	4.10%	2,004,847	23,155	4.59%
Noninterest-bearing liabilities
Noninterest-bearing demand	537,968			541,243			543,971
Other liabilities	66,886			64,232			67,995
Total noninterest-bearing liabilities	604,854			605,475			611,966
Total liabilities	2,920,288			2,974,754			2,616,813
Total shareholders’ equity	387,540			379,834			363,828
Total liabilities and shareholders’ equity	$3,307,828			$3,354,588			$2,980,641
Net interest income		$26,627			$26,978			$23,164
Net interest spread (3)			2.17%			2.16%			1.78%
Net interest margin (4)			3.28%			3.28%			3.18%
Total deposits	$2,849,391	$23,197	3.23%	$2,867,413	$23,995	3.32%	$2,530,872	$22,927	3.60%
Total funding (5)	$2,853,402	$23,238	3.23%	$2,910,522	$24,493	3.34%	$2,548,818	$23,155	3.61%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Year Ended
	12/31/2025			12/31/2024
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets
Total loans (1)	$2,757,090	$180,345	6.54%	$2,445,080	$164,301	6.72%
Mortgage-backed securities	119,335	4,614	3.87%	107,768	3,780	3.51%
Collateralized mortgage obligation	20,160	794	3.94%	22,806	975	4.28%
SBA loan pool securities	5,074	177	3.49%	6,756	283	4.19%
Municipal bonds (2)	2,424	87	3.59%	2,917	102	3.50%
Corporate bonds	4,660	188	4.03%	4,208	188	4.47%
Other interest-earning assets	247,358	11,331	4.58%	203,279	11,188	5.50%
Total interest-earning assets	3,156,101	197,536	6.26%	2,792,814	180,817	6.47%
Noninterest-earning assets
Cash and due from banks	23,999			23,044
ACL on loans	(32,267)			(28,397)
Other assets	99,631			90,425
Total noninterest-earning assets	91,363			85,072
Total assets	$3,247,464			$2,877,886
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$578,796	20,840	3.60%	$475,754	19,149	4.02%
Savings	5,448	13	0.24%	6,312	16	0.25%
Time deposits	1,657,709	71,408	4.31%	1,410,878	71,322	5.06%
Total interest-bearing deposits	2,241,953	92,261	4.12%	1,892,944	90,487	4.78%
Other borrowings	30,619	1,397	4.56%	31,033	1,713	5.52%
Total interest-bearing liabilities	2,272,572	93,658	4.12%	1,923,977	92,200	4.79%
Noninterest-bearing liabilities
Noninterest-bearing demand	532,426			539,263
Other liabilities	65,476			59,026
Total noninterest-bearing liabilities	597,902			598,289
Total liabilities	2,870,474			2,522,266
Total shareholders’ equity	376,990			355,620
Total liabilities and shareholders’ equity	$3,247,464			$2,877,886
Net interest income		$103,878			$88,617
Net interest spread (3)			2.14%			1.68%
Net interest margin (4)			3.29%			3.17%
Total deposits	$2,774,379	$92,261	3.33%	$2,432,207	$90,487	3.72%
Total funding (5)	$2,804,998	$93,658	3.34%	$2,463,240	$92,200	3.74%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

PCB Bancorp and Subsidiary
Non-GAAP Financial Measures
($ in thousands)
Return on average tangible common equity, tangible common equity per common share and tangible common equity to total assets ratios
The Company's TCE is calculated by subtracting preferred stock from shareholders’ equity. The Company had no intangible assets for the presented periods. ROATCE, TCE per common share, and TCE to total assets constitute supplemental financial information determined by methods other than in accordance with Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures are used by management in its analysis of the Company's performance. These non-GAAP financial measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. The following tables provide reconciliations of the non-GAAP financial measures with financial measures defined by GAAP.

($ in thousands)		Three Months Ended			Year Ended
		12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Average total shareholders' equity	(a)	$387,540	$379,834	$363,828	$376,990	$355,620
Less: average preferred stock	(b)	69,141	69,141	69,141	69,141	69,141
Average TCE	(c)=(a)-(b)	318,399	310,693	294,687	307,849	286,479
Net income	(d)	$9,235	$11,412	$7,030	$37,453	$25,810
ROAE (1)	(d)/(a)	9.45%	11.92%	7.69%	9.93%	7.26%
Net income available to common shareholders	(e)	9,148	11,326	6,684	37,153	24,976
ROATCE (1)	(e)/(c)	11.40%	14.46%	9.02%	12.07%	8.72%

(1) Annualized.

($ in thousands, except per share data)		12/31/2025	9/30/2025	12/31/2024
Total shareholders' equity	(a)	$390,026	$384,501	$363,814
Less: preferred stock	(b)	69,141	69,141	69,141
TCE	(c)=(a)-(b)	320,885	315,360	294,673
Outstanding common shares	(d)	14,230,428	14,277,164	14,380,651
Book value per common share	(a)/(d)	$27.41	$26.93	$25.30
TCE per common share	(c)/(d)	22.55	22.09	20.49
Total assets	(e)	$3,281,771	$3,363,506	$3,063,971
Total shareholders' equity to total assets	(a)/(e)	11.88%	11.43%	11.87%
TCE to total assets	(c)/(e)	9.78%	9.38%	9.62%